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                                                                     EXHIBIT 11

                                               ENGINEERED SUPPORT SYSTEMS, INC.
                                     STATEMENT RE:  COMPUTATION OF NET INCOME PER SHARE

                                                           Three Months Ended                      Six Months Ended
                                                                April 30                               April 30
                                                      ------------------------------          ------------------------------
                                                         1997                1996                1997                1996
                                                      ----------          ----------          ----------          ----------
NET INCOME                                            $1,098,305          $  717,208          $1,901,136          $1,203,036
                                                      ==========          ==========          ==========          ==========

NET INCOME PER SHARE

   Average shares outstanding                          3,177,412           3,025,947           3,179,802           3,004,461
                                                      ==========          ==========          ==========          ==========
   Net income                                              $ .35               $ .24               $ .60               $ .40
                                                      ==========          ==========          ==========          ==========

PRIMARY EARNINGS PER SHARE

   Average shares outstanding                          3,177,412           3,025,947           3,179,802           3,004,461
   Net effect of dilutive
     stock options <F1>                                  116,088             212,821             122,062             221,730
                                                      ----------          ----------          ----------          ----------
                                                       3,293,500           3,238,768           3,301,864           3,226,191
                                                      ==========          ==========          ==========          ==========
   Net income                                              $ .33               $ .22               $ .58               $ .37
                                                      ==========          ==========          ==========          ==========

FULLY DILUTED EARNINGS PER SHARE

   Average shares outstanding                          3,177,412           3,025,947           3,179,802           3,004,461
   Net effect of dilutive
     stock options <F1>                                  116,059             230,548             133,710             243,397
                                                      ----------          ----------          ----------          ----------
                                                       3,293,471           3,256,495           3,313,512           3,247,858
                                                      ==========          ==========          ==========          ==========
   Net income                                              $ .33               $ .22               $ .57               $ .37
                                                      ==========          ==========          ==========          ==========

<F1> Based on the treasury stock method.


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